EXHIBIT 99.1

At NationsHealth:	At Rx Communications Group:
Timothy Fairbanks, CFO 954-903-5018	Melody A. Carey (investors) 917-322-2571
FOR IMMEDIATE RELEASE
NATIONSHEALTH ANNOUNCES FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS
SUNRISE, Fla. — February 28, 2006 — NationsHealth, Inc. (Nasdaq: NHRX; NHRXW; NHRXU) today announced its financial results for the three months and year ended December 31, 2005.
Revenue for the three months ended December 31, 2005 increased 13% to $25.2 million from $22.3 million for the same period in 2004. Net loss for the three months ended December 31, 2005 was $17.9 million, or $0.67 per share, compared to a net loss of $18.2 million, or $0.70 per share, for the same period in 2004.
For the year ended December 31, 2005, revenue increased 18% to $87.6 million from $74.2 million in 2004. Net loss for 2005 was $19.8 million, or $0.75 per share, compared to a net loss of $26.4 million, or $1.01 per share in 2004. Results for 2005 reflect the operations of the Company’s respiratory division through its sale date, September 2, 2005, as well as a $15.5 million gain on the sale of the division. Results also reflect a loss of approximately $12.0 million, before allocation of general and administrative expenses, attributable to NationsHealth’s 2005 launch of the CIGNATURE Rx national Medicare Part D Prescription Drug Plan.
NationsHealth’s CEO, Glenn M. Parker, M.D. commented, “The launch of the CIGNATURE Rx Prescription Drug Plan was an important milestone for NationsHealth. To date, we have enrolled over 175,000 seniors into the program. While the program launch requires a significant investment, we expect these enrollees to be profitable beginning in the third quarter of 2006 and to be a core business for us in years to come.”
Dr. Parker continued, “NationsHealth will continue to offer its patients diabetes and ostomy supplies and services. We anticipate expanding those offerings to include specialty pharmaceuticals through NationsHealth Specialty Rx, our 51% owned joint venture with AmerisourceBergen subsidiary, US Bioservices Corporation, beginning in April 2006.”
As previously announced, NationsHealth will host a conference call at 11:00 a.m. ET today to review its financial results of the fourth quarter and year ended December 31, 2005. The Company will also outline plans, initiatives and goals for 2006.
(more)

NationsHealth, Inc. News Release

Access Information:
Date:	February 28, 2006
Time:	11:00 a.m. ET
U.S./Canada dial-in number:	800-289-0572
International dial-in number:	913-981-5543
Participant passcode:	4071490
Live webcast:	www.nationshealth.com, under press release listing.
     Replay Access Information:
A recording of the conference call will be available two hours after completion until March 7, 2006 at midnight ET at 888-203-1112 (U.S.) and 719- 457-0820 (International). The replay passcode is 4071490. The webcast will be archived for on demand listening for 30 days on the NationsHealth’s website, www.nationshealth.com.
(more)

NationsHealth, Inc. News Release

About NationsHealth, Inc.
NationsHealth improves the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and prescription related services. NationsHealth has a strategic alliance with CIGNA to offer their Medicare Part D prescription drug plans nationally. Prior to launching its Medicare Part D business, NationsHealth offered free discount prescription cards, accepted at over 50,000 pharmacies nationwide, to more than 3.1 million cardholders. In addition, NationsHealth provides home delivery of diabetes and ostomy medical products to 105,000 patients. NationsHealth is also the provider of diabetes supplies to more than 11,000 Medicare beneficiaries at over 1,100 Kmart pharmacies. For more information please visit http://www.nationshealth.com.
This press release contains forward-looking statements about NationsHealth, including statements regarding anticipated enrollment and private sector market opportunities in Medicare Part D and specialty pharmaceutical programs and the potential success of our strategic partnerships and joint ventures, none of which should be construed in any manner as a guarantee that such results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: projections with respect to enrollment and market opportunities for Part D and specialty pharmacy programs; our ability to maintain our existing customer base; our customers’ desire to take advantage of our Part D and specialty pharmacy services; uncertainty in our costs incurred in administering the Part D program; changes in Medicare, Medicaid, Tricare, Champus and any other state or national-based reimbursement program; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth’s business practices; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of rapid growth; our ability to compete effectively; timing and market acceptance of new products sold by NationsHealth; general economic conditions; and geopolitical events, regulatory changes and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-KSB/A for the year ended December 31, 2004, NationsHealth’s Rule 424(b)(3) Prospectus filed on October 11, 2005 and NationsHealth’s other reports filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.
(financial tables to follow)

NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	December 31,
	2005	2004
Revenue:
Net product sales	$13,389	$20,904
Prescription card revenue	2,292	1,347
Service revenue	9,469	—

	25,150	22,251

Cost of product sales	6,241	6,427
Cost of services	20,908	—

Gross Profit (Loss)	(1,999)	15,824

Operating Expenses:
Patient acquisition and related costs	101	6,525
Patient service and fulfillment	3,009	4,114
General and administrative	11,130	5,598
Cost of employee stock bonus plan	—	14,315
Provision for doubtful accounts	—	3,100
Depreciation and amortization	327	172
Amortization of equity issued to CIGNA	646	—

	15,213	33,824

Loss from Operations	(17,212)	(18,000)

Other Expense, net	(725)	(230)

Net Loss	$(17,937)	$(18,230)

Loss per share — basic and diluted	$(0.67)	$(0.70)

Weighted average shares outstanding — basic and diluted	26,920	26,166

NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Year Ended December 31
	2005	2004
	(unaudited)
Revenue:
Net product sales	$68,688	$70,982
Prescription card revenue	8,619	3,240
Service revenue	10,249	—

	87,556	74,222

Cost of product sales	29,689	22,718
Cost of services	22,219	—

Gross Profit	35,648	51,504

Operating Expenses:
Patient acquisition and related costs	18,077	23,151
Patient service and fulfillment	14,427	13,672
General and administrative	26,323	13,116
Cost of employee stock bonus plan	—	14,315
Provision for doubtful accounts	7,575	12,228
Depreciation and amortization	980	506
Amortization of equity issued to CIGNA	646	—
Gain on sale of respiratory division	(15,508)	—

	52,520	76,988

Loss from Operations	(16,872)	(25,484)

Other Expense, net	(2,947)	(940)

Net Loss	$(19,819)	$(26,424)

Loss per share — basic and diluted	$(0.75)	$(1.01)

Weighted average shares outstanding — basic and diluted	26,390	26,154

NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2005	2004
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$13,971	$2,904
Short-term investments	923	100
Accounts receivable, net	7,908	8,708
Inventory	1,285	1,719
Costs related to billings in process, net	874	1,437
Other receivables	1,877	—
Investment held in trust	—	2,000
Prepaid expenses and other current assets	750	392

Total current assets	27,588	17,260
Property and equipment, net	3,747	1,770
Investment in joint venture	1,488	—
Deferred equity compensation	15,510	—
Other assets, net	1,526	346

Total assets	$49,859	$19,376

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current Liabilities:
Accounts payable	$13,387	$9,599
Accrued expenses	12,030	7,195
Deferred revenue, current portion	235	—
Line of credit	2,500	2,619

Total current liabilities	28,152	19,413

Long-Term Liabilities:
Deferred revenue	1,100	—
Convertible notes, net	5,176	—
Other long-term liabilities	1,414	—

Total long-term liabilities	7,690	—

Stockholders’ Equity (Deficiency)	14,017	(37)

Total liabilities and stockholders’ equity (deficiency)	$49,859	$19,376

###